UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Carlos A. Rodriguez as Chief Financial Officer (Item 5.02(c)) Effective no later than August 1, 2022, Carlos A. Rodriguez will be appointed as HF Foods Group Inc.’s (the “Company”) permanent Chief Financial Officer. Mr. Rodriguez will succeed Felix Lin, who has served as the Company’s Interim Chief Financial Officer since May 9, 2022. Mr. Lin will continue to hold this position until Mr. Rodriguez’s appointment becomes effective and will continue to hold his position as the Company’s Chief Operating Officer after Mr. Rodriguez’s appointment becomes effective.
Mr. Rodriguez, 48, previously served as Chief Accounting Officer and Vice President, Corporate Finance for Generate Life Sciences, Inc., a global life sciences company, since October, 2019. Prior to joining Generate Life Sciences, Mr. Rodriguez served as Vice President, Accounting and Corporate Finance, for California Pizza Kitchen, Inc., a casual dining chain, from January, 2017 to October, 2019. From September, 2015 to December, 2016, Mr. Rodriguez served as Senior Director of Accounting at DreamWorks Animation, LLC. Mr. Rodriguez received his Bachelor of Science in Accounting from the Kenneth Leventhal School of Accounting at the University of Southern California (“USC”), and his Master’s of Business Administration from the Marshall School of Business at USC.
There are no family relationships between Mr. Rodriguez and any director or executive officer of the Company. There are no transactions to which the Company is a party and in which Mr. Rodriguez has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
Offer Letter (Item 5.02(e)) Mr. Rodriguez entered into an offer letter with the Company (the “Offer Letter”) providing for an at-will employment relationship. The Offer Letter provides that Mr. Rodriguez will receive an annual base salary of $400,000. The Offer Letter also provides Mr. Rodriguez with the opportunity to receive an annual target bonus equal to 100% of his base salary and equity grants in the form of restricted stock units equal to the value of 50% of his base salary and performance stock units equal to the value of 50% of his base salary. For fiscal year 2022, Mr. Rodriguez will receive a prorated guaranteed bonus in the amount of $250,000.00, payable on or before March 31, 2023. Mr. Rodriguez will also be eligible for severance benefits under the HF Foods Group Severance Plan (the “Severance Plan”), including payment of his annual base salary for termination without cause (as defined under the Severance Plan), or termination for good reason (as defined under the Severance Plan), and two times base salary for a termination by the Company or acquiring party in conjunction with a change in control. The Severance Plan was filed with the Securities and Exchange Commission on August 4, 2021 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and is incorporated by reference herein.
The foregoing description of the terms and conditions of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On July 14, 2022, the Company issued a press release regarding the appointment of Mr. Rodriguez as the Company’s Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 hereto.
This information, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,”

“estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

No.	Description
10.1	Offer Letter, dated July 8, 2022, by and among HF Foods Group, Inc. and Carlos A. Rodriguez
99.1	Press release dated July 14, 2022
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: July 14, 2022	/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer